                   SUPPLEMENT, DATED DECEMBER 8, 1997 TO THE
              OFFER TO PURCHASE FOR CASH, DATED NOVEMBER 14, 1997,
               ANY AND ALL OUTSTANDING SHARES OF COMMON STOCK AND
        ANY AND ALL OUTSTANDING SHARES OF CUMULATIVE VOTING CONVERTIBLE
                          PREFERRED STOCK, SERIES B OF

                             OLD STONE CORPORATION
                                       AT
                           $1.00 NET PER COMMON SHARE
                                      AND
          $4.00 NET PER CUMULATIVE VOTING CONVERTIBLE PREFERRED, SHARE
                                    SERIES B
                                       BY
                           MANTICORE PROPERTIES, LLC

-------------------------------------------------------------------------------
         THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT,
          NEW YORK CITY TIME, ON MONDAY, DECEMBER 15, 1997, UNLESS THE
                               OFFER IS EXTENDED.
-------------------------------------------------------------------------------

THE OFFER TO PURCHASE, THIS SUPPLEMENT AND THE RELATED LETTERS OF TRANSMITTAL CONTAIN IMPORTANT INFORMATION WHICH SHOULD BE READ CAREFULLY BEFORE ANY DECISION IS MADE WITH RESPECT TO THE OFFER.

         This Supplement amends and supplements the Offer to Purchase, dated November 14, 1997, of Manticore Properties, LLC, a Delaware limited liability company (the "Purchaser"), wholly owned by Gotham Partners, L.P., a New York limited partnership ("Gotham"), and Gotham Partners II, L.P. ("Gotham II"), a New York limited partnership (together, the "Funds"), relating to the offer to purchase all outstanding shares of common stock, par value $1.00 per share ("Common Shares"), and Cumulative Voting Convertible Preferred Stock, Series B, par value $1.00 per share ("Preferred Shares" and together with the Common Shares, the "Shares"), of Old Stone Corporation, a Rhode Island corporation (the "Company"), at a price of $1.00 per Common Share and $4.00 per Preferred Share, net to the seller in cash, without interest thereon (the "Offer Price"), upon the terms and subject to the conditions set forth in the Offer to Purchase, this Supplement and in the related Letters of Transmittal (which, as amended from time to time, together constitute the "Offer"). Capitalized terms used herein and not otherwise defined shall have the respective meanings ascribed to them in the Offer to Purchase.

         The Offer to Purchase is hereby amended and supplemented as follows:

         1. Section 1 of the Offer to Purchase is amended as follows:

The term "Expiration Date" means 12:00 Midnight, New York City time, on Monday, December 15, 1997, unless and until the Purchaser, in its sole discretion, shall have extended the period of time during which the Offer is open, in which event the term "Expiration Date" shall mean the latest time and date at which the Offer, as so extended by the Purchaser, will expire.

         2. Section 10 of the Offer to Purchase is amended by adding the following:

         The Funds have committed equity capital of more than $300 million and have executed agreements with the Purchaser to commit sufficient equity capital to pay for all outstanding Shares at the Offer Price plus related fees and expenses. Pursuant to such agreement, the Funds have committed to contribute, as a capital contribution, up to fifteen million dollars ($15,000,000) to the Purchaser to be used to pay for the Shares accepted by the Purchaser and all costs and expenses incurred by the Purchaser in connection with the Offer.

         3. Section 9 of the Offer to Purchase is amended by adding the following:

         The balance sheet dated December 3, 1997 of each of Gotham and Gotham II is set forth below:

                             GOTHAM PARTNERS, L.P.
                       BALANCE SHEET AT DECEMBER 3, 1997
                                  (unaudited)
                             (dollars in thousands)


Cash and U.S. Treasury Money Market ............................        $  4,001
Marketable Investment Securities at Market Value
         Equity Securities .....................................         289,832
         Fixed Income Securities ...............................              24
Non-marketable Securities at Cost
         Equity Securities .....................................           4,094
         Real Estate Mortgages .................................           3,500
         Private Limited Partnership ...........................           6,289
Other ..........................................................              71
Total Assets ...................................................         307,811
Total Liabilities ..............................................            --
Partners Equity ................................................        $307,811





                           GOTHAM PARTNERS, II, L.P.

                       BALANCE SHEET AT DECEMBER 3, 1997
                                  (unaudited)
                             (dollars in thousands)

Cash and U.S. Treasury Money Market ..............................        $  112
Marketable Investment Securities at Market Value
         Equity Securities .......................................         2,915
         Fixed Income Securities .................................          --
Non-marketable Securities at Cost
         Equity Securities .......................................            10
         Real Estate Mortgages ...................................          --
         Private Limited Partnership .............................          --
Other ............................................................          --
Total Assets .....................................................         3,037
Total Liabilities ................................................          --
Partners Equity ..................................................        $3,037



         4. Item 14 of the Offer to Purchase is amended by adding the following:

         The first paragraph of Section 14 of the Offer to Purchase is amended by inserting the phrase "on or prior to the Expiration Date" prior to the colon appearing at the end of such paragraph.

         In addition, each reference in Section 14 of the Offer to Purchase to the "sole judgment" or "sole discretion" of the Purchaser with respect to the satisfaction of the conditions in subsections a. through h. of Section 14 of the Offer to Purchase shall be deemed to mean the "sole reasonable judgment" and "sole reasonable discretion", respectively, of the Purchaser.

         5. Section 16 of the Offer to Purchase is amended by adding the following:

         No soliciting dealers fees shall be paid to any person or entity with respect to tendered Shares beneficially owned by such person or entity.



                                                   MANTICORE PROPERTIES, LLC

         Manually signed facsimile copies of the Letters of Transmittal will be accepted. The Letters of Transmittal, certificates for Shares and any other required documents should be sent or delivered by each shareholder of the Company or such shareholder's broker, dealer, commercial bank, trust company or other nominee to the Depositary at one of its addresses set forth below.



                        The Depositary for the Offer is:

                        HARRIS TRUST COMPANY OF NEW YORK

           By Mail:                                By Hand/Overnight Delivery:

      Wall Street Station                                Receive Window
         P.O. Box 1023                                  Wall Street Plaza
 New York, New York 10268-1023                     88 Pine Street, 19th Floor
                                                    New York, New York 10005
                                      Fax:

                                 (212) 701-7636

                                   Telephone:

                                 (212) 701-7624

         Questions and requests for assistance should be directed to the Information Agent at its respective address or telephone numbers set forth below. Additional copies of this Offer to Purchase, the Letters of Transmittal and all other tender offer materials may be obtained from the Information Agent as set forth below, and will be furnished promptly at the Purchaser's expense. You may also contact your broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Offer.

                    The Information Agent for the Offer is:

                           BEACON HILL PARTNERS, INC.

                                90 Broad Street
                                   20th Floor
                            New York, New York 10004

                                 (800) 253-3814
                                  (Toll Free)

                                 (212) 843-8500
                                 (Call Collect)